Paper Tradex Europe Ltd
Suite 5.15, MLS Business Centre
130 Shaftesbury Avenue
London, W1D 5EU
Tel 020 7031 1185

EXHIBIT 10.2

Rory Oliver
97c Tyrwhitt Road
London
SE4

July 26th 2004

Dear Rory,

PAPERTRADEX EUROPE Limited (the "Company")

I write to confirm the terms of your appointment as Managing Director

1.	Your appointment as Director, registered at Companies House as such, will commence on the 1st September 2004, and is subject to the Memorandum and Articles of Association of the Company.

During the period of your appointment you will:

	(a)	attend meetings of the Board of Directors of the Company and general meetings of the Company (if any);

	(b)	serve on such committees of the Board as the Board may determine from time to time;

	(c)	undertake such services as are consistent with your appointment as an executive member of the Board of the Company which will include:

		(i)	Ensure the proper corporate governance for the Company

		(ii)	Advice and assistance on Company development

		(iii)	Provide sales and marketing training, guidance and advice to the MD’s of the start-up companies, which operates under the Company’s umbrella

		(iv)	Ensure that the start-up companies reach their mile-stones and thereby secure further funding.

Registered Address
27 New Bond Street
London, W1S 2RH
Company No: 3836824

Paper Tradex Europe Ltd
Suite 5.15, MLS Business Centre
130 Shaftesbury Avenue
London, W1D 5EU
Tel 020 7031 1185

2.

Conditional upon your continued employment with the Company and in consideration of you providing your services to the Company, the Company will issue to you on the anniversary of every three months from the date of your commencement of employment 40,833 shares to a total of 245,000 ordinary shares, upon the final issue being made a further 2 shares will issued.

In the event the Company accepts either a listing or a take-over, the balance outstanding of 245,000 will be issued.

The total number of shares issued shall not exceed 245,000.

The Company shall issue the relevant shares, enter your details in the register of members of the Company, and deliver a share certificate in respect of those shares within 14 days of the end of the quarter period.

Should the Employment Contract be terminated by either party at any time before a period of 18 months, or before an exit is provided, then no further shares will be issued.

3.

The Company shall, on submission of receipts, reimburse all reasonable travelling, accommodation, meal and other expenses wholly, exclusively and necessarily incurred by you in the performance of your duties as a Officer. Such expenses will be reimbursed to you within 21 days of you submitting an APPROVED expenses claim in respect of them.

4.

You will declare to the Board any business or beneficial interest which you or any connected person, as defined in the Companies Act 1985, has or may have with any person, firm or company which in any way deals with the Company or with any other member of the Group. You will comply with the policy of the Company as may be in force from time to time in relation to conflicts of interest.

5.

You shall treat as secret and confidential and shall not, except in the proper course of your duties, during or after your period of appointment divulge or otherwise make use of confidential information relating to any member of the Group; but this restriction shall not apply to any information which enters the public domain otherwise than through unauthorised disclosure by you.

6.

If this Agreement shall terminate for whatever reason and howsoever caused, you shall forthwith resign as a Director, should you have been appointed as one, and resign from any other office which you may then hold with any member of the Group.

Registered Address
27 New Bond Street
London, W1S 2RH
Company No: 3836824

Paper Tradex Europe Ltd
Suite 5.15, MLS Business Centre
130 Shaftesbury Avenue
London, W1D 5EU
Tel 020 7031 1185

7.

Upon the termination of your appointment you agree immediately to deliver to the Company any and all property in your control relating to the business or affairs of any member of the Group and shall not retain any copies.

8.	It is agreed that you are an employee of the Company and a member of the Group and that this Agreement shall be ad hoc to the contract of employment.

9.	This Agreement sets out the entire agreement between you and the Company and supersedes all prior agreements and understandings relating to this subject matter.

10.	The parties hereto do not intend that any term of this Agreement should be enforceable by any third party as provided by The Contracts (Rights Of Third Parties) Act 1999

11.	This Agreement shall be governed by English Law.

I should be grateful if you would sign and return a copy of this letter to indicate your agreement and acceptance of its terms.

Yours sincerely,

/s/ Ulrik DeBo
_____________________________________
For and on behalf of the Paper Tradex Inc

I hereby agree to and accept the above terms

/s/ Rory Oliver	29/7/04
Rory Oliver	Date:

Registered Address
27 New Bond Street
London, W1S 2RH
Company No: 3836824